MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106

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                              TEL: (212) 757-8400
                              FAX: (212) 757-6124



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ISHOPNOMARKUP.COM, INC. AND SUBSIDIARY:

     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 21, 2000, relating to the consolidated financial statements of Ishopnomarkup.com, Inc. and Subsidiary. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    --------------------------------------------
                                        Merdinger, Fruchter, Rosen & CORSO, P.C.
                                        Certified Public Accountants


New York, New York
August 17, 2000